SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:                                       September 7, 2001

FINDERS KEEPERS, INC.
(Exact name of registrant as specified in charter)

                              NEVADA                                     0-27323                                                  88-0429812
                        (State or other jurisdiction           (Commission                                            (IRS employer
                          of incorporation)                          file number)                                       identification number)

                                                                                    6975 Union Park Suite 600
                                                                                       Midvale, Utah 84047

(Address of Principal Executive Offices)

Registrant's telephone number, including area code                          (801) 256-9600

Item 2. Acquisition or Disposition of Assets.

During the three months ended June 30, 2001, the Company only had $4,424 in net income from its operations. Due to the fact that current operations were providing no meaningful; value to the Company, the Company sold its operations to Devorah Zirkind, the Company's former President and Director, in exchange for 500,000 shares. The transaction is deemed effective September 7, 2001.

The Company is currently in the process of seeking a new business opportunity or venture to acquire or merge with. There can be no guarantee that the Company will be successful in consummating such a transaction.

Item 5. Other Events

Effective in September 2001, the Company intends to change its name to The Bauer Partnership, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINDERS KEEPERS, INC.

Date: September 20, 2001 By /s/ Robert Wallace
                                             Robert Wallace, President